UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2013

VMware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33622

Delaware	94-3292913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3401 Hillview Avenue, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

(650) 427-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Director
On September 5, 2013, Renee James informed the Company of her resignation from the Board of Directors of VMware, Inc. (“VMware” or the “Company”) in order to focus on her responsibilities as President of Intel Corp. Ms. James's resignation became effective on September 10, 2013. Her decision to resign was not the result of any disagreement with the Company or its management.
(d) Election of Director
On September 10, 2013, the Board of Directors of VMware, Inc. (“VMware” or the “Company”) elected Pamela J. Craig as a Class I, Group II member of the Board. In connection with her election to the Board, Ms. Craig was also appointed to serve as a member of the Company's Mergers and Acquisitions Committee.
Ms. Craig was employed at Accenture plc, a global management consulting, technology services and outsourcing organization, in various operational and finance roles for 34 years, most recently serving as Chief Financial Officer from October 2006 until her retirement in 2013. She was Senior Vice President, Finance of Accenture from March 2004 to October 2006 and served as its Group Director, Business Operations & Services from March 2003 to March 2004, and Managing Partner, Global Business Operations from June 2001 to March 2003. Prior to 2001, Ms. Craig had leadership roles in different parts of Accenture's business, both domestically and globally, in consumer products and media and entertainment. Ms. Craig is also a director of Akamai Technologies, where she is currently the chair of the Audit Committee.
During her long tenure at Accenture in a variety of significant leadership roles, Ms. Craig gained extensive knowledge, leadership experience and expertise with insight into how to manage a large, global and rapidly growing organization. Ms. Craig, drawing on her many years of experience at a global management consulting, technology services and outsourcing company, will also bring to the Board a deep understanding of the challenges technology companies face in a rapidly changing environment
Ms. Craig will participate in the non-employee director compensation arrangements described in the Company's 2013 annual proxy statement filed with the Securities and Exchange Commission on April 16, 2013. The Company will also enter into its standard form of indemnification agreement with Ms. Craig.
A copy of the press release announcing Ms. Craig's election to the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1   Press release of VMware, Inc. dated September 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMware, Inc.

Date: September 10, 2013	By:	/s/ S. Dawn Smith
S. Dawn Smith
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary